Exhibit 10.2


March 2, 2005


Cantop Ventures, Inc.
1045 Pepper Lane
Fernley,  Nevada
89408

Dear Mr. Paterson:

Re: Copper Road I - VI Mineral Claim

I hereby confirm that I hold titled to a 100% interest in the Copper Road I-VI Mineral Claim, Tenure No. 504801, located on Quadra Island in the Nanaimo Mining Division, in trust for you.

Yours truly,


/s/ Larry Sostad